Exhibit 10.1

SECOND AMENDMENT TO HOTEL LEASE / PURCHASE AGREEMENT

This Second Amendment to Hotel Lease / Purchase Agreement (the “Amendment”) is entered into as of the 19th day of September, 2017 (the “Effective Date”) by and between Rising Sun/Ohio County First, Inc., an Indiana non-profit corporation (“Landlord” or “Owner”) and Gaming Entertainment (Indiana) LLC, a Nevada limited liability company (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Hotel Lease / Purchase Agreement, dated as of August 15, 2013, which was previously amended on March 16, 2016, (the “Lease”) concerning the Tenant’s lease of certain real property located on 776 Rising Star Drive, located in Rising Sun, Indiana as more particularly depicted in the Lease (the “Premises”);

WHEREAS, Tenant desires to make certain capital improvements to the Rising Star Casino Resort (“Resort”) and the parties have determined to amend the Lease to accommodate such improvements to the Resort as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements herein undertaken to be kept and performed and for other good and valuable consideration, the receipt of which is hereby confirmed, it is agreed as follows:

1.	Use of Premises. Section 5.1 of the Lease is hereby amended by adding the following sentence to the end of this Section:

“Tenant may use, operate, and modify the area of the Premises surrounding the Hotel building for vehicular and pedestrian ingress and egress, walkways, parking, utilities, landscaping, and other site improvements as necessary or desirable in Tenant’s reasonable discretion to accommodate amenities and services for the adjacent Resort, including Tenant’s planned recreational vehicle park.”

2.
Effect of this Amendment. This Amendment shall not change, modify, amend or revise the terms, conditions and provisions of the Lease which are not expressly modified herein and agreed upon by the parties hereto. Landlord and Tenant each hereby confirm and ratify all of the terms, conditions and covenants of the Lease, as modified by this Amendment.

3.
Definitions. Terms defined in the Lease that are used in this Amendment shall have the meaning as set forth in the Lease, unless otherwise expressly specified herein or the context expressly provides otherwise.

4.	Miscellaneous.

a.
This Agreement has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana, without regard to its conflict of law provisions.

b.	This Amendment may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution.

c.
This Amendment contains the entire agreement between the parties hereto with regard to this subject matter and no representations, inducements or agreements, oral or otherwise, between the parties not contained or embodied in this Amendment shall be of any force or effect.

d.
This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one (1) instrument representing this Amendment between the parties. Furthermore, either party may execute this Amendment by means of a facsimile or other electronic signature, and such signature shall be deemed authentic and valid, if such facsimile or other electronic signature is actually received by the other party.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the respective dates shown below the signatures of Landlord and Tenant to be effective as of the Effective Date.

LANDLORD:		TENANT:

Rising Sun/Ohio County First, Inc.		Gaming Entertainment (Indiana) LLC,
an Indiana non-profit corporation		a Nevada limited liability company

By:	/s/ Brent Bascom	By:	/s/ Daniel R. Lee
Printed:	Brent Bascom	Printed:	Daniel R. Lee
Title:	President	Title:	President
Date:	September 13, 2017	Date:	September 19, 2017